  SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – March 26, 2004

TAMBORIL CIGAR COMPANY

(d/b/a AXION POWER INTERNATIONAL)

(Exact name of Registrant as specified in its charter)

     DELAWARE          000-22573                    65-0774638
(State or other jurisdiction of             (Commission                    (IRS Employer
          incorporation)           File Number)      Identification Number)

100 Caster Avenue

Vaughan, Ontario, Canada L4L 5Y9

 (Address of principal executive offices)

(905) 264-1991

(Registrant’s telephone number, including area code)

  N/A

 (Former name or former address, if changed since last report)

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

Item 2.

ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.

BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 26, 2004, Sally A. Fonner, 1268 Bayshore Boulevard, Dunedin, Florida 33755 was appointed successor to Benjamin Rubin as trustee of the Trust for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003. A copy of the Succession Agreement is attached as Exhibit 4.2.

On April 6, 2004 the Registrant instituted an involuntary Chapter 11 Bankruptcy proceeding against Mega-C Power Corporation by filing a creditors petition in the US Bankruptcy Court for the State of Nevada, Northern Division. A copy of our press release dated April 6, 2004 announcing the filing is attached as Exhibit 99.1.

On April 7, 2004, the board of directors of Mega-C Power Corporation appointed Ms. Fonner to fill a vacancy on the board, elected her president to manage Mega-C Power’s affairs during the involuntary bankruptcy proceeding and authorized the filing of a “Consent to Order for Relief in Chapter 11 Case,” which was subsequently filed with the Bankruptcy Court on April 9, 2004.

As a result, Ms. Fonner will manage the operations of both Mega-C Power Corporation and the Trust for the Benefit of the Shareholders of Mega-C Power Corporation under the supervision of the US Bankruptcy Court for the State of Nevada, Northern Division until Mega-C Power’s Chapter 11 reorganization is completed.

ITEM 6.

RESIGNATIONS OF REGISTRANT’S DIRECTORS.

Not applicable.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

(a)                Financial statements of business acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Exhibits.

                        4.2        Succession Agreement Pursuant to the Provisions of the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated March 25, 2004.

                        99.1        Press release dated April 6, 2004.

ITEM 8.

CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9.

REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.

AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11.

TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, Tamboril Cigar Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Tamboril Cigar Company

April 13, 2004

By:                     /s/

       John L. Petersen, Chief Financial Officer